                                                                  Exhibit 4.1
                                                                  Execution Copy
================================================================================



                              GFSI Holdings, Inc.



                    ________________________________________

                             Series A and Series B

                      11-3/8% Senior Discount Notes due 2009
                    ________________________________________


                              ___________________

                                   INDENTURE

                         DATED AS OF SEPTEMBER 17, 1997

                              ___________________





                      State Street Bank and Trust Company

                                    Trustee


================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions........................................   1
Section 1.02.  Other Definitions..................................  12
Section 1.03.  Incorporation by Reference of Trust Indenture Act..  13
Section 1.04.  Rules of Construction..............................  13

                              ARTICLE 2
                              THE NOTES

Section 2.01.  Form and Dating....................................  13
Section 2.02.  Execution and Authentication.......................  14
Section 2.03.  Registrar and Paying Agent.........................  14
Section 2.04.  Paying Agent to Hold Money in Trust................  15
Section 2.05.  Holder Lists.......................................  15
Section 2.06.  Transfer and Exchange..............................  15
Section 2.07.  Replacement Notes..................................  21
Section 2.08.  Outstanding Notes..................................  21
Section 2.09.  Treasury Notes.....................................  21
Section 2.10.  Temporary Notes....................................  22
Section 2.11.  Cancellation.......................................  22
Section 2.12.  Defaulted Interest.................................  22
Section 2.13.  Record Date........................................  22
Section 2.14.  CUSIP Number.......................................  22

                              ARTICLE 3
         OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE

Section 3.01.  Notices to Trustee.................................  23
Section 3.02.  Selection of Notes to be Redeemed or Purchased.....  23
Section 3.03.  Notice of Redemption...............................  24
Section 3.04.  Effect of Notice of Redemption.....................  25
Section 3.05.  Deposit of Redemption Price........................  25
Section 3.06.  Notes Redeemed in Part.............................  25
Section 3.07.  Optional Redemption Provisions.....................  25
Section 3.08.  Mandatory Purchase Provisions......................  26

                              ARTICLE 4
                              COVENANTS

Section 4.01.  Payment of Notes...................................  27
Section 4.02.  SEC Reports........................................  28
Section 4.03.  Compliance Certificate.............................  29
Section 4.04.  Stay, Extension and Usury Laws.....................  29
Section 4.05.  Limitation on Restricted Payments..................  29
Section 4.06.  Corporate Existence................................  32
Section 4.07.  Limitation on Incurrence of Indebtedness...........  32
Section 4.08.  Limitation on Transactions With Affiliates.........  33
Section 4.09.  Limitation on Liens................................  33
Section 4.10.  Compliance With Laws, Taxes........................  34

Section 4.11.  Limitation on Dividends and Other Payment
               Restrictions Affecting Restricted Subsidiaries............... 34
Section 4.12.  Maintenance of Office or Agencies............................ 34
Section 4.13.  Change of Control............................................ 35
Section 4.14.  Limitation on Asset Sales.................................... 35
Section 4.15.  Designation of Restricted and Non-Restricted Subsidiaries.... 36

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger or Consolidation...................................... 37
Section 5.02.  Successor Corporation Substituted............................ 38

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default............................................ 38
Section 6.02.  Acceleration................................................. 40
Section 6.03.  Other Remedies............................................... 40
Section 6.04.  Waiver of Past Defaults...................................... 41
Section 6.05.  Control by Majority.......................................... 41
Section 6.06.  Limitation on Suits.......................................... 41
Section 6.07.  Rights of Holders to Receive Payment......................... 41
Section 6.08.  Collection Suit by Trustee................................... 41
Section 6.09.  Trustee May File Proofs of Claim............................. 42
Section 6.10.  Priorities................................................... 42
Section 6.11.  Undertaking for Costs........................................ 42

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee............................................ 43
Section 7.02.  Rights of Trustee............................................ 44
Section 7.03.  Individual Rights of Trustee................................. 44
Section 7.04.  Trustee's Disclaimer......................................... 44
Section 7.05.  Notice to Holders of Defaults and Events of Default.......... 44
Section 7.06.  Reports by Trustee to Holders................................ 45
Section 7.07.  Compensation and Indemnity................................... 45
Section 7.08.  Replacement of Trustee....................................... 46
Section 7.09.  Successor Trustee by Merger, Etc............................. 46
Section 7.10.  Eligibility; Disqualification................................ 47
Section 7.11.  Preferential Collection of Claims Against Holdings........... 47

                                   ARTICLE 8
                            DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Notes; Defeasance.................. 47
Section 8.02.  Conditions to Defeasance..................................... 48
Section 8.03.  Application of Trust Money................................... 49
Section 8.04.  Repayment to Holdings........................................ 49
Section 8.05.  Indemnity for Government Obligations......................... 49
Section 8.06.  Reinstatement................................................ 49

                                   ARTICLE 9
                                   AMENDMENTS

Section 9.01.    Amendments and Supplements Permitted Without Consent of Holders...  50
Section 9.02.    Amendments and Supplements Requiring Consent of Holders...........  50
Section 9.03.    Compliance with TIA...............................................  51
Section 9.04.    Revocation and Effect of Consents.................................  51
Section 9.05.    Notation on or Exchange of Notes..................................  51
Section 9.06.    Trustee Protected.................................................  52

                                      ARTICLE 10
                                     MISCELLANEOUS

Section 10.01.   Trust Indenture Act Controls......................................  52
Section 10.02.   Notices...........................................................  52
Section 10.03.   Communication by Holders with Other Holders.......................  53
Section 10.04.   Certificate and Opinion as to Conditions Precedent................  53
Section 10.05.   Statements Required in Certificate or Opinion.....................  53
Section 10.06.   Rules by Trustee and Agents.......................................  54
Section 10.07.   Legal Holidays....................................................  54
Section 10.08.   No Recourse Against Others........................................  54
Section 10.09.   Counterparts......................................................  54
Section 10.10.   Variable Provisions...............................................  54
Section 10.11.   Governing Law.....................................................  55
Section 10.12.   No Adverse Interpretation of Other Agreements.....................  55
Section 10.13.   Successors........................................................  55
Section 10.14.   Severability......................................................  55
Section 10.15.   Table of Contents, Headings, Etc..................................  55

                                       EXHIBITS

Exhibit A        Form of Note...................................................... A-1
Exhibit B        Certificate of Transferor......................................... B-1
Exhibit C        Certificate of Regulation S Transferor............................ C-1

     This Indenture, dated as of September 17, 1997, is between GFSI Holdings, Inc., a Delaware corporation ("Holdings"), and State Street Bank and Trust Company, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Holding's 11 3/8% Series A Senior Discount Notes due 2009 (the "Series A Notes") and Holdings' 11 3/8% Series B Senior Discount notes due 2009 (the "Series B Notes" and, together with the Series A Notes, the "Notes").

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01  Definitions

     "Accreted Value" means, as of any date of determination prior to September 15, 2004, the sum of (a) the initial offering price of each Note and (b) that portion of the excess of the principal amount of each Note over such initial offering price as shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 11 3/8% per annum of the initial offering price of the Notes, compounded semi-annually on each September 15, and each March 15, from the date of issuance of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value of any Notes on or after September 15, 2004 shall be 100% of the principal amount thereof.

     "Affiliate" means any of the following: (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings, (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause
(i) above, (iii) any trust in which any such Persons described in clause (i) or
(ii) above has a beneficial interest and (iv) any corporation or other organization of which any such Persons described above collectively own 50% or more of the equity of such entity, provided, however that MCIT PLC shall not be deemed an Affiliate of Holdings.

     "Affiliated Embroiderers" means the affiliated entities that provide embroidery services for the Company as of the date of this Indenture.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means the sale, lease, conveyance or other disposition by Holdings or a Restricted Subsidiary of assets or property whether owned on the date of original issuance of the Notes or thereafter acquired, in a single transaction or in a series of related transactions; provided that Asset Sales will not include such sales, leases, conveyances or dispositions in connection with (i) the sale or disposition of any Restricted Investment, (ii) any Equity Offering by Holdings, (iii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,
(iv) the sale or lease of inventory, equipment, accounts receivable or other assets in the ordinary course of business, (v) a sale-leaseback of assets within one year following the acquisition of such assets, (vi) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (vii) a transfer of assets by Holdings or a Restricted Subsidiary to Holdings or a Restricted Subsidiary, (viii) the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary pursuant to Section 4.15, (ix) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings as permitted under Section 5.01, (x) the sale or disposition of obsolete equipment or other obsolete assets, (xi) Restricted Payments permitted by Section 4.05, (xii) the exchange of assets for other non-cash assets that (a) are useful in the business of Holdings and its Restricted Subsidiaries and (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors in good faith), or (xiii) the sale, transfer and/or termination of the officers' life insurance policies in effect on the date of this Indenture.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means Holdings' board of directors or any authorized committee of such board of directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

     "Cash Flow" means, for any given period and Person, the sum of, without duplication, Consolidated Net Income, plus (a) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus (b) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (c) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (d) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees, including those in connection with the Transactions), to the extent deducted in computing Consolidated Net Income, plus (e) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments), to the extent deducted in computing Consolidated Net Income, plus (f) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus (g) all dividend payments on preferred stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (h) any extraordinary or nonrecurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, plus (i) to the extent not covered in clause (d) above, fees paid or payable in respect of the TJC Agreement to the extent deducted in computing Consolidated Net Income, plus (j) the net loss of any Person, other than those of a Restricted Subsidiary, to the extent deducted in computing Consolidated Net Income, plus
(k) net losses in respect of any discontinued operations as determined in accordance with GAAP, to the extent deducted in computing Consolidated Net Income, minus (l) the portion of Consolidated Net Income attributable to minority interests in other Persons, except the amount of such portion received in cash by Holdings or its Restricted Subsidiaries; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

     "Cash Flow Coverage Ratio" means, for any given period and Person, the ratio of: (i) Cash Flow to (ii) the sum of Consolidated Interest Expense and all dividend payments on any series of preferred stock of such Person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock) and except for accrued and unpaid dividends with respect to the Holdings Preferred Stock outstanding on the date of this Indenture), in each case, without duplication; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Holdings (measured by voting power rather than number of shares), (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of Holdings (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate, (v) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors or (vi) the first day on which Holdings ceases to be the owner of record of 100% of the Voting Stock of the Company. For purposes of this definition, any transfer of an equity interest of an entity that was formed following the date of issuance of the Notes for the purpose of acquiring Voting Stock of Holdings will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Company" means GFSI, Inc. a Delaware corporation and a wholly owned Subsidiary of Holdings.

     "Consolidated Interest Expense" means, for any given period and Person, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for the purpose of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis; provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Transactions or any other refinancing of Indebtedness shall be excluded.

     "Consolidated Net Income" means, for any given period and Person, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (b) Consolidated Net Income of any Person will not include, without duplication, any deduction for: (i) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time, (ii) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), (iii) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (iv) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity and (v) any Restructuring Charges; provided, however, that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

     "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's preferred stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided, however, that Consolidated Net Worth shall also include, without duplication: (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any Restructuring Charges and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; provided, however, that Consolidated Net Worth shall be calculated on a Pro Forma Basis.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holdings who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office" of the Trustee means, the corporate trust administration office of the Trustee at which the trust created by this Indenture is administered.

     "Credit Facilities" means, with respect to Holdings and its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.06 of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Notes.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500,000,000 or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

     "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests and (ii) any other Indebtedness or Obligation); provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

     "Equity Offering" means a public or private offering by Holdings or the Company, as applicable, for cash of Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than (i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

     "Exchange Offer" means the offer by Holdings to Holders to exchange Series B Notes for Series A Notes.

     "GAAP" means generally accepted accounting principles, consistently applied, as of the date of original issuance of the Notes. All financial and accounting determinations and calculations under the Indenture will be made in accordance with GAAP.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans, including the Incentive Compensation Plan, and similar arrangements made in connection with acquisitions of Persons or businesses by Holdings or the Restricted Subsidiaries or the retention of consultants, executives, officers or employees by Holdings or its Restricted Subsidiaries.

     "Indebtedness" means, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of Holdings, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Holdings.

     "Investment" means any capital contribution to, or other debt or equity investment in, any Person.

     "issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition, redesignation of a Non-Restricted Subsidiary or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Marketable Securities" means (a) Government Securities, (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of Holdings) with a rating, at the time as of which any investment therein is made, of "A-2" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

     "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by Holdings or any of its Restricted Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Notes) and legal, accounting, management and advisory and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that Holdings determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by Holdings or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof, and (v) any deduction or appropriate amounts to be provided by Holdings or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "Non-Restricted Subsidiary" means any Subsidiary of Holdings other than a Restricted Subsidiary.

     "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

     "Offering" means the offer and sale of the Units as contemplated by the Offering Memorandum.

     "Offering Memorandum" means the Offering Memorandum, dated September 12, 1997, relating to Holdings' offering and placement of the Units.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings, that meets the requirements of Section 10.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to Holdings, any Subsidiary of Holdings or the Trustee.

     "Other Permitted Indebtedness" means: (i) Indebtedness of Holdings and its Restricted Subsidiaries existing as of the date of original issuance of the Notes and all related Obligations as in effect on such date; (ii) Indebtedness of Holdings and its Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims; (iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith, (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; provided, however, that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness, and (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Notes at least to the same extent as the Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; (iv) intercompany Indebtedness of and among Holdings and its Restricted Subsidiaries; (v) Indebtedness of Holdings and its Restricted Subsidiaries incurred in connection with making permitted Restricted Payments under clauses (iii), (iv) (but only to the extent that such Indebtedness is provided by Holdings or a Restricted Subsidiary) or (x) of Section 4.05(b); provided that any Indebtedness incurred pursuant to this clause (v) is expressly subordinate in right of payment to the Notes; (vi) Indebtedness of any Non-Restricted Subsidiary created after the date of original issuance of the Notes, provided that such Indebtedness is nonrecourse to Holdings and its Restricted Subsidiaries and Holdings and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness; (vii) Indebtedness of Holdings and its Restricted Subsidiaries under Hedging Obligations; (viii) Indebtedness of Holdings and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business; (ix) Indebtedness of Holdings and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; (x) Indebtedness of Holdings and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets; (xi) the guarantee by Holdings or any of the Restricted Subsidiaries of Indebtedness of Holdings or a Restricted Subsidiary of Holdings that was permitted to be incurred by Section 4.07; and (xii) Indebtedness of any Person at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not issued by such Person in connection with or in anticipation of such acquisition.

     "Permitted Liens" means: (i) Liens securing Senior Indebtedness of Holdings that was permitted by the terms of this Indenture to be incurred; (ii) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iv) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Holdings or any of its Restricted Subsidiaries incurred in the ordinary course of business; (vii) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the date of original issuance of the Notes, provided that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and (D) the issuance of the Indebtedness to purchase the Acquired Property is permitted by Section 4.07;
(viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to an Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of Holdings or any of its Restricted Subsidiaries; (xi) Liens securing Indebtedness under Hedging Obligations; (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Holdings or its Restricted Subsidiaries in the ordinary course of business;
(xiv) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvi) Liens existing on the date of original issuance of the Notes and any extensions, refinancings, renewals, replacements, substitutions or refundings thereof; (xvii) any Lien granted to the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Senior Indebtedness permitted by the terms of the Indenture; (xviii) Liens in favor of Holdings or any Restricted Subsidiary; (xix) additional Liens at any one time outstanding in respect of properties or assets where aggregate fair market value does not exceed $3.0 million (the fair market value to be determined on the date such Lien is granted on such properties or assets); and (xx) Liens securing intercompany Indebtedness issued by any Restricted Subsidiary to Holdings or another Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law.

     "Preferred Stock" means the 11 3/8% Series D Preferred Stock of Holdings due 2009.

     "Principals" means (a) The Jordan Company, Jordan/Zalaznick Capital Corporation and MCIT PLC, and their respective Affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, Leucadia National Corporation and Jordan Industries, Inc., and their respective Subsidiaries, (b) the officers, directors and employees of Holdings on the date of issuance of the Notes and their respective Affiliates and family members and trusts for the benefit of any of the foregoing. For the purpose of the definition of "Principals," The Jordan Company, Jordan/Zalaznick Capital Corporation and MCIT PLC shall be deemed to be Affiliates.

     "Pro Forma Basis" means, for purposes of determining Consolidated Net Income in connection with the Cash Flow Coverage Ratio (including in connection with Sections 4.05, 4.16 and 5.01, the incurrence of Indebtedness pursuant to
Section 4.07(a) and Consolidated Net Worth for purposes of Section 5.01), giving pro forma effect to (x) any acquisition or sale of a Person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Redeemable Preferred Stock" means preferred stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder thereof on, or prior to, the maturity date of the Notes.

     "Refinancing Indebtedness" means (i) Indebtedness of Holdings and its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, (ii) any refinancings of Indebtedness issued under the Credit Facilities, and (iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 17, 1997, by and between Holdings and the Initial Purchaser.

     "Related Party" with respect to any Principal means (a) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

     "Restricted Investment" means any Investment in any Person; provided that Restricted Investments will not include: (i) Investments in Marketable Securities; (ii) any Incentive Arrangements; (iii) Investments in Holdings; or
(iv) Investments in any Restricted Subsidiary (provided that any Investment in a Restricted Subsidiary was made for fair market value (as determined by the Board of Directors in good faith)). The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

     "Restricted Subsidiary" means: (i) any Subsidiary of Holdings existing on the date of original issuance of the Notes, and (ii) any other Subsidiary of Holdings formed, acquired or existing after the date of original issuance of the Notes that is designated as a "Restricted Subsidiary" by Holdings pursuant to a resolution approved a majority of the Board of Directors, provided, however, that the term Restricted Subsidiary shall not include any Subsidiary of Holdings that has been redesignated by Holdings pursuant to a resolution approved by a majority of the Board of Directors as a Non-Restricted Subsidiary in accordance with Section 4.15 unless such Subsidiary shall have subsequently been redesignated a Restricted Subsidiary in accordance with clause (ii) of this definition.

     "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any Persons or businesses either alone or together with Holdings or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SFAS 106" means Statement of Financial Accounting Standards No. 106.

     "SFAS 109" means Statement of Financial Accounting Standards No. 109.

     "Significant Subsidiary" means any Restricted Subsidiary of Holdings that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means all Obligations with respect to Indebtedness if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to the Notes.

     "Subsidiary" of any Person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person (regardless of whether such Equity Interests are owned directly by such Person or through one or more Subsidiaries).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended, as in effect on the date of original issuance of the Notes.

     "TJC Agreement" means the Management Consulting Agreement, dated February 27, 1997, among the Company, Holdings and TJC Management Corporation, as in effect on the date of this Indenture.

     "Transfer Restricted Notes" means securities that bear or are required to bear the legend set forth in Section 2.06.

     "Trust Officer" means any officer in the corporate trust administration department of the Trustee or any other officer of the Trustee to which a matter relating to this Indenture or any Note has been referred by an officer in such corporate trust administration department.

     "Trustee" means State Street Bank and Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

     "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the issuer's option.

     "Units" means the units of Holdings consisting of the Notes and the Preferred Stock.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wolff Noncompetition Agreement" means the agreement, dated the date of this Indenture, between Holdings and Robert M. Wolff, relating to certain covenants not to compete with the business of the Company, as in effect on the date of this Indenture.

Section 1.02.  Other Definitions.

                                                 Defined in
     Term                                           Section

     "Acceleration Notice"...........................  6.02
     "Affiliate Transaction".........................  4.09
     "Asset Transfer Trigger Date"...................  4.15
     "Asset Sale Disposition Date"...................  4.15
     "Change of Control Trigger Date"................  4.14
     "covenant defeasance option"....................  8.01
     "Disposition"...................................  5.01

     "DTC"...........................................  2.03
     "Event of Default"..............................  6.01
     "Excess Proceeds"...............................  4.15
     "legal defeasance option".......................  8.01
     "Notice of Default".............................  6.01
     "Offer".........................................  3.08
     "Paying Agent"..................................  2.03
     "Purchase Date".................................  3.08
     "Registrar".....................................  2.03
     "Restricted Payments"...........................  4.05
     "Successor Corporation".........................  5.01
     "Trustee Expenses"..............................  6.08

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

Section 1.04   Rules of Construction.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it herein;

     (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

     (5)  provisions apply to successive events and transactions.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $500.00 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

Section 2.02.  Execution and Authentication.

     One Officer shall sign the Notes for Holdings by manual or facsimile signature. Holdings' seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A.

     The Trustee shall, upon a written order of Holdings signed by two Officers directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issuance up to an aggregate principal amount stated in paragraph 4 of the Notes (the aggregate principal amount of outstanding Notes may not exceed that amount at any time, except as provided in Section 2.07).

     The Trustee may appoint an authenticating agent acceptable to Holdings to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holdings or an Affiliate of Holdings.

Section 2.03.  Registrar and Paying Agent.

     Holdings shall maintain an office or agency (the "Registrar") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. Holdings may change any Paying Agent or Registrar without prior notice to any Holder. Holdings shall notify in writing the Trustee and the Trustee shall notify the Holders in writing of the name and address of any Agent not a party to this Indenture. If Holdings fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holdings shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions and implement the provisions of this Indenture that relate to such Agent.

     Holdings initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

     Holdings initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and as Note Custodian with respect to the Global Notes. Holdings or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. If Holdings fails to appoint or maintain a Registrar and Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07.

Section 2.04.  Paying Agent to Hold Money in Trust.

     Holdings shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, or Liquidated Damages, if any, with respect to the Notes, and will promptly notify the Trustee of any Default by Holdings in providing the Paying Agent with sufficient funds to (i) purchase Notes tendered pursuant to an Offer arising under Section 4.13, (ii) redeem Notes called for redemption, or (iii) make any payment of principal, premium, interest or Liquidated Damages due on the Notes. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Holdings at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If Holdings or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

Section 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, Holdings shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and Holdings shall otherwise comply with Section 312(a) of the TIA.

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

          (ii) in the case of a Definitive Note that is a Transfer Restricted Note, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

               (B) if such Transfer Restricted Note is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if Holdings so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

               (C) if such Transfer Restricted Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if Holdings so requests), certifications to that effect from such Holder (in substantially the form of Exhibits B and C hereto); or

               (D) if such Transfer Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if Holdings so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

     (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Note, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note in accordance with Section 2.11 and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, Holdings shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate a new Global
Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d)  Transfer of a Beneficial Interest in a Global Note for a Definitive
          Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

               (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if Holdings so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

               (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if Holdings so requests), certifications to that effect from such Holder (in substantially the form of Exhibits B and C hereto); or

               (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if Holdings so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

               the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, Holdings shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver in accordance with the standard procedures of the Depository such Definitive Notes to the Persons in whose names such Notes are so registered.

     (e)  Restrictions on Transfer and Exchange of Global Notes.
Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

          (i) the Depository for the Notes notifies Holdings that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by Holdings within 90 days after delivery of such notice; or

          (ii) Holdings, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then Holdings shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes and registered in such names as the Depository shall instruct the Trustee or Holdings in writing.

     (g)  Legends.

          (i) Except for any Transfer Restricted Note sold or transferred (including any Transfer Restricted Note represented by a Global
               Note) as described in (ii) below, each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

               "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
               SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HOLDINGS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR

               OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
               ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF HOLDINGS SO REQUESTS), (2) TO HOLDINGS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global
               Note) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to Holdings and the Registrar that no legend is required:

               (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in
                    (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

               (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Note shall continue to be subject to the provisions of Section 2.06(c); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in
                    (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

        (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, Holdings shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate, Series B Notes in exchange for

               Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of Holdings. Holdings shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of Holdings and, absent certification from Holdings to such effect, the Trustee shall assume that there are no such Holders.

          (iv) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form:

     "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $_____, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $______, THE ISSUE DATE IS ____________ AND THE YIELD TO MATURITY IS 11 3/8% PER ANNUM."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, Holdings shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.14, 4.15 and 9.05).

        (iii) Neither Holdings nor the Registrar shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes in accordance with this Indenture (including any increase in the aggregate principal amount of the Notes represented by the Global Note pursuant to subsection (b) above) shall be the valid obligations of Holdings, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v) Holdings shall not be required to issue Notes and the Registrar shall not be required to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, or to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and Holdings may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor Holdings shall be affected by notice to the contrary.

             (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02.

Section 2.07.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or Holdings and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, Holdings shall issue and the Trustee, upon Holdings' written order signed by two Officers, shall authenticate a replacement Note if the Trustee's requirements are met. If the Trustee or Holdings requires it, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and Holdings to protect Holdings, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. Holdings and the Trustee may charge for their expenses in replacing a Note. Every replacement Note is an additional Obligation of Holdings.

Section 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has canceled, those delivered to it for cancellation, those representing reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note.

     If the entire principal of, and premium, if any, and accrued interest on, and Liquidated Damages, if any, with respect to any Note is considered paid under Section 4.01, it ceases to be outstanding and interest and Liquidated Damages on it cease to accrue.

     Subject to Section 2.09, a Note does not cease to be outstanding because Holdings or an Affiliate holds the Note.

Section 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Holdings or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that Holdings or an Affiliate offers to purchase or acquires pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by Holdings or an Affiliate until legal title to such Notes passes to Holdings or such Affiliate, as the case may be.

Section 2.10.  Temporary Notes.

     Until Definitive Notes are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that Holdings considers appropriate for temporary Notes. Without unreasonable delay, Holdings shall prepare and the Trustee, upon receipt of Holdings' written order signed by two Officers which shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, shall authenticate Definitive Notes and deliver them in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.11.  Cancellation.

     Holdings at any time may deliver Notes to the Trustee for cancellation.
The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all canceled Notes (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to Holdings unless by written order, signed by two Officers of Holdings, Holdings shall direct that canceled Notes be returned to it. Holdings may not issue new Notes to replace any Notes that have been canceled by the Trustee or that have been delivered to the Trustee for cancellation. If Holdings or an Affiliate acquires any Notes (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

     If Holdings defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. Holdings shall fix or cause to be fixed each such special record date and payment date. As early as practicable prior to the special record date, Holdings (or the Trustee, in the name of and at the expense of Holdings) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

Section 2.13.  Record Date.

     The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

Section 2.14.  CUSIP Number.

     A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. Holdings shall promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3
              OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE

Section 3.01.  Notices to Trustee.

     If Holdings elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 40 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed by Holdings to Holders, an Officers' Certificate stating that Holdings has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b), as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount (or, if prior to September 15, 2004, the Accreted Value) of Notes to be redeemed, the redemption price for such Notes and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the redemption date. If the Trustee is not the Registrar, Holdings shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount (or, if prior to September 15, 2004, the Accreted Value) of Notes held by, each Holder.

     If Holdings is required to offer to purchase Notes pursuant to Section 4.13 or 4.14, it shall furnish to the Trustee, at least two Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount (or, if prior to September 15, 2004, the Accreted Value) of Notes Holdings is offering to purchase pursuant to the Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the Purchase Date.

     Holdings will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 3.02.  Selection of Notes to be Redeemed or Purchased.

     If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Notes to be redeemed or accepted for payment pro rata, by lot or by a method that complies with the requirements of any stock exchange on which the Notes are listed and that the Trustee considers fair and appropriate. If Holdings elects to mail notice of a redemption to Holders, the Trustee shall at least five Business Days prior to the date notice of redemption is to be mailed, (i) select the Notes to be redeemed from Notes outstanding not previously called for redemption and (ii) notify Holdings of the names of each Holder of Notes selected for redemption, the principal amount (or, if prior to September 15, 2004, the Accreted Value) of Notes held by each such Holder and the principal amount (or, if prior to September 15, 2004, the Accreted Value) of such Holder's Notes that are to be redeemed. If less than all Notes tendered pursuant to an Offer on the Purchase Date are to be accepted for payment, the Trustee shall select on or promptly after the Purchase Date the Notes to be accepted for payment. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts of $500 or integral multiples of $500; except that if all of the Notes of a Holder are selected for redemption or purchase, the aggregate principal amount (or, if prior to September 15, 2004, the Accreted Value) of the Notes held by such Holder, even if not a multiple of $500, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify Holdings promptly of the Notes or portions of Notes to be called for redemption or selected for purchase.

Section 3.03.  Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, Holdings shall mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

     The notice shall identify the Notes or portions thereof to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price for the Notes and separately stating the amount of unpaid and accrued interest on, and Liquidated Damages, if any, with respect to, such Notes as of the date of redemption;

          (3) if any Note is being redeemed in part, the portion of the principal amount (or, if prior to September 15, 2004, the Accreted Value) of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes;

          (6) that, unless Holdings defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

     At Holdings' request, the Trustee shall (at Holdings' expense) give the notice of redemption in Holdings' name at least 30 but not more than 60 days before a redemption; provided, however, that Holdings shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that Holdings has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b), as the case may be, and (iv) sets forth the aggregate principal amount (or, if prior to September 15, 2004, the Accreted Value) of Notes to be redeemed and the amount of accrued and unpaid interest and Liquidated Damages, if any, thereon as of the redemption date. If the Trustee is not the Registrar, Holdings shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount (or, if prior to September 15, 2004, the Accreted Value) of Notes held by, each Holder.

Section 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Notes. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant record dates.

Section 3.05.  Deposit of Redemption Price.

     Prior to 10 a.m. on any redemption date, Holdings shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to Holdings any money that Holdings deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed.

     If Holdings complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, interest and Liquidated Damages, if any, from the redemption date until such principal, premium, interest and Liquidated Damages, if any, is paid, at the rate of interest provided in the Notes and Section 4.01.

Section 3.06.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, Holdings shall issue and the Trustee shall authenticate for the Holder at Holdings' expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption Provisions.

     (a) Except as provided in Section 3.07(b), the Notes may not be redeemed at the option of Holdings prior to September 15, 2002. During the twelve-month period beginning on September 15 of the years indicated below, the Notes will be redeemable at the option of Holdings, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices (expressed as percentages of the Accreted Value for all redemption dates prior to September 15, 2004 and of the principal amount for all redemption dates including September 15, 2004 and thereafter) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the redemption date:

     Year                                                    Percentage
     ----                                                    ----------

     2002.......................................................105.688
     2003.......................................................103.792
     2004.......................................................101.896
     2005 and thereafter........................................100.000%

     (b) Notwithstanding the foregoing, on or after March 15, 1998 and prior to September 15, 2002, Holdings may (but shall not have the obligation to) redeem, in whole or in part, the outstanding Notes at a redemption price in cash equal to 105.688% of the Accreted Value (determined at the date of redemption) thereof, with the net proceeds of one or more Equity Offerings of Holdings or the Company; provided, that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. In addition, upon the occurrence of a Change of Control on or after March 15, 1998 and prior to September 15, 2002, Holdings, at its option, may redeem, in whole or in part, the outstanding Notes at a redemption price in cash equal to 105.688% of the Accreted Value (determined at the date of redemption) thereof. Holdings shall give not less than 30 and not more than 60 days' notice of such redemption within 30 days following a Change of Control.

Section 3.08.  Mandatory Purchase Provisions.

     (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, Holdings shall mail a notice to each Holder at such Holder's registered address stating (i) that an offer ("Offer") is being made pursuant to
Section 4.13 or Section 4.14, as the case may be, the length of time the Offer shall remain open and the maximum aggregate principal amount of Notes that will be accepted for payment pursuant to such Offer; (ii) the purchase price for the Notes (as set forth in Section 4.13 or Section 4.14, as the case may be), the amount of accrued and unpaid interest on, and Liquidated Damages, if any, with respect to, such Notes as of the purchase date, and the purchase date (which shall be no earlier than 30 days and no later than 40 days from the date such notice is mailed (the "Purchase Date")); (iii) that any Note not accepted for payment will continue to accrue interest and Liquidated Damages, if any; (iv) that, unless Holdings fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Notes accepted by Holdings for payment, interest shall cease to accrue on such Notes after the Purchase Date;
(v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to tender only a portion of any Note must tender a principal amount of $500 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes, if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission (receipt of which a Trust Officer has acknowledged) or letter setting forth the name of the Holder, the principal amount (or, if prior to September 15, 2004, the Accreted Value) of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $500 or integral multiples thereof will be accepted for payment in part.

     (b) On the Purchase Date for any Offer, Holdings shall, to the extent required by this Indenture and such Offer, (i) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from an Asset Sale, accept for payment the maximum principal amount (or, if prior to

September 15, 2004, the Accreted Value) of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sale Trigger Date, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Offer.

     (c) With respect to any Offer, if less than all of the Notes tendered pursuant to an Offer are to be purchased by Holdings, the Trustee shall select on the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to Section 3.02.

     (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail (or cause to be transferred by book entry) to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount at maturity to the unpurchased portion of the tendered Note.

     (e) Holdings shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

     (f) Holdings shall comply with any tender offer rules under the Exchange Act which may then be applicable to Holdings, including Rule 14e-1, in connection with an Offer required to be made by Holdings to repurchase the Notes as a result of a Change of Control Trigger Date or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     (g) With respect to any Offer, if Holdings deposits prior to 10 a.m. New York City time with the Paying Agent on the Purchase Date an amount in available funds sufficient to purchase all Notes accepted by Holdings for payment, interest shall cease to accrue on such Notes after the Purchase Date; provided, however, that if Holdings fails to deposit such amount on the Purchase Date, interest shall continue to accrue on such Notes until such deposit is made.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.

     (a) Holdings shall pay the principal of, and premium, if any, and accrued and unpaid interest on the Notes on the dates and in the manner provided in the Notes. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments. Principal of, premium, if any, and accrued and unpaid interest, and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than Holdings or any of its Subsidiaries), the Global Note Holder or each Holder that has specified an account, holds, as of 10:00 a.m. New York City time, money Holdings deposited in immediately available funds designated for and sufficient to pay in cash all principal, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, then due; provided that, to the extent that the Holders have not specified accounts, such amounts shall be considered paid on the date due if Holdings mails a check for such amounts on such date. The Paying Agent shall return to Holdings, no later than five (5) days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, paid on the Notes. Holdings shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, Holdings shall not later than three (3) Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

     (b) To the extent lawful, Holdings shall pay interest (including Post-Petition Interest) on (i) overdue principal and premium at the then applicable interest rate on the Notes, compounded semiannually and (ii) overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate as set forth in clause (i), compounded semiannually.

Section 4.02.  SEC Reports.

     (a) So long as the Notes are outstanding, whether or not Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC (unless the SEC will not accept such filing) the annual reports, quarterly reports and other documents relating to Holdings and its Restricted Subsidiaries that Holdings would have been required to file with the SEC pursuant to Section 13 or 15(d) if Holdings were subject to such reporting requirements.

     (b) Holdings shall provide to the Holders and file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports, quarterly reports and other documents (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Holdings is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Holdings is not subject to the requirements of Section 13 or 15(d) of the Exchange Act and the SEC will not accept such filing as is prescribed in
Section 4.02(a), Holdings shall provide to the Holders and file with the Trustee, within 15 days after it would have been required or permitted, as the case may be, to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which Holdings would have been required to include in such annual reports, quarterly reports and other documents relating to Holdings and its Restricted Subsidiaries if Holdings were subject to the requirements of Section 13 or 15(d) of the Exchange Act. Subsequent to the qualification of this Indenture under the TIA, Holdings also shall comply with the provisions of section 314(a) of the TIA.

     (c) If Holdings is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, Holdings shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports it furnishes to its stockholders generally to be filed with the Trustee, and Holdings shall mail such reports to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. If Holdings is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, Holdings shall cause its financial statements referred to in Section 4.02(a), including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of Holdings' fiscal years and within 60 days after the end of each of the first three fiscal quarters of each year. Holdings shall cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to
Section 4.05.

     (d) If Holdings is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, for so long as any Notes remain outstanding, Holdings shall furnish to the Holders, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03.  Compliance Certificate.

     Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year of Holdings, an Officers' Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings has taken or proposes to take with respect thereto) and that, to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes are prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

     So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of Holdings' independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that Holdings has violated any provisions of Section 4.01, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12, 4.13, 4.14 or 4.15 or of Article 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     Holdings shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

Section 4.04.  Stay, Extension and Usury Laws.

     Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture; and Holdings (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05.  Limitation on Restricted Payments.

     (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of Holdings' or any

Restricted Subsidiary's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings and dividends or distributions payable by a Restricted Subsidiary pro rata to its shareholders); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings or any of its Restricted Subsidiaries, other than any such Equity Interests purchased from Holdings or any Restricted Subsidiary for fair market value determined by the Board of Directors in good faith; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments") if, at the time of such Restricted Payment:

     (A) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

     (B) immediately after such Restricted Payment and after giving effect thereto on a Pro Forma Basis, Holdings shall not be able to issue $1.00 of additional Indebtedness pursuant to Section 4.07(a); or

     (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of original issuance of the Notes, without duplication, exceeds the sum of: (1) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a sale or disposition of a Restricted Investment) of Holdings (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the date of original issuance of the Notes and ended as of Holdings' most recently ended fiscal quarter at the time of such Restricted Payment; plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities, as determined by the Board of Directors in good faith, received by Holdings from the issue or sale of Equity Interests of Holdings or Holdings (to the extent contributed to Holdings) subsequent to the date of original issuance of the Notes (other than (x) Equity Interests issued or sold to a Restricted Subsidiary and (y) Disqualified Stock); plus (3) $7.5 million; plus
          (4) the amount by which the principal amount of and any accrued interest on either Senior Indebtedness of Holdings or any Restricted Subsidiary is reduced on Holdings' consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of original issuance of the Notes of any Indebtedness of Holdings or any Restricted Subsidiary (not held by Holdings or any Restricted Subsidiary) for Equity Interests (other than Disqualified Stock) of Holdings (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by Holdings or any Restricted Subsidiary (to Persons other than Holdings or any other Restricted Subsidiary) upon such conversion or exchange); plus (5) if any Non-Restricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the Restricted Payment that would result if such Subsidiary were redesignated as a Non-Restricted Subsidiary at such time, as determined in accordance with Section 4.15(a); provided, however, that for purposes of this clause (5), the value of any redesignated Non-Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (ii) of Section 4.05(b).

     (b) Notwithstanding the foregoing, the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would comply with all covenants of this Indenture (including, but not limited to, Section 4.05); (ii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $15.0 million after the date of original issuance of the Notes (it being understood that if any Restricted Investment after the date of original issuance of the Notes pursuant to this clause (ii) is sold, transferred or otherwise conveyed to any Person other than Holdings or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to Holdings and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this clause (ii), so that up to $15.0 million of Restricted Investments may be outstanding under this clause
(ii) at any given time); provided that, without otherwise limiting this clause
(ii), any Restricted Investment in a Subsidiary made pursuant to this clause
(ii) is made for fair market value (as determined by the Board of Directors in good faith); (iii) the repurchase, redemption, retirement or acquisition of Equity Interests of Holdings or Holdings from the executives, management, employees or consultants of Holdings or its Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million; (iv) any loans, advances, distributions or payments from Holdings to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to Holdings or to another Restricted Subsidiary, in each case pursuant to intercompany Indebtedness, intercompany management agreements and other intercompany agreements and obligations; (v) the purchase, redemption, retirement or other acquisition of the Notes pursuant to Sections 3.08, 4.14 or 4.15; (vi) the payment of (a) consulting, financial and investment banking fees under the TJC Agreement, provided, that no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, and Holdings' Obligations to pay such fees under the TJC Agreement shall be subordinated expressly to Holdings' Obligations in respect of the Notes, and (b) indemnities, expenses and other amounts under the TJC Agreement; (vii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Holdings or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of other Equity Interests of Holdings (other than any Disqualified Stock) or the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to Holdings or a Subsidiary of Holdings) of other Equity Interests of such Restricted Subsidiary; provided that, in each case, any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from Sections 4.05(a)(iv)(C)(1) and (2);
(viii) the defeasance, redemption or repurchase of Subordinated Indebtedness of Holdings or any Restricted Subsidiary with the net cash proceeds from an issuance of permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of Holdings) of Equity Interests of Holdings (other than Disqualified Stock) or the defeasance, redemption or repurchase of Subordinated Indebtedness of any Restricted Subsidiary with the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of Holdings) of Equity Interests of such Restricted Subsidiary (other than Disqualified Stock); provided that, in each case, any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from Sections 4.05(a)(iv)(C)(1) and (2);
(ix) Restricted Investments made or received in connection with the sale, transfer or disposition of any business, properties or assets of Holdings or any Restricted Subsidiary, provided, that if such sale, transfer or disposition constitutes an Asset Sale, Holdings complies with Section 4.14; (x) any Restricted Investment constituting securities or instruments of a Person issued in exchange for trade or other claims against such Person in connection with a financial reorganization or restructuring of such person; (xi) payments in connection with the Offering, including, but not limited to, the expenses of the Offering; (xii) payments of fees, expenses and indemnities to the directors of Holdings and its Restricted Subsidiaries; (xiii) payments in respect of the

Wolff Noncompetition Agreement; and (xiv) shareholder loans in an aggregate principal amount not to exceed $1.0 million.

Section 4.06.  Corporate Existence.

     Subject to Section 4.14 and Article 5, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of Holdings and each of its Restricted Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07.  Limitation on Incurrence of Indebtedness.

     (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, issue any Indebtedness (other than the Indebtedness represented by the Notes) unless Holdings' Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least 1.5 to 1 determined on a Pro Forma Basis (including, for this purpose, any other Indebtedness incurred since the end of the applicable four quarter period) as if such additional Indebtedness and any other Indebtedness issued since the end of such four quarter period had been issued at the beginning of such four quarter period.

     (b) Section 4.07(a) shall not apply to the issuance of: (i) Indebtedness of Holdings and/or its Restricted Subsidiaries under the Credit Facilities in an aggregate principal amount outstanding on such date of issuance (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings and/or any of its Restricted Subsidiaries thereunder) not to exceed the greater of (A) $135.0 million and (B) the sum of: (1) 85% of the book value of accounts receivable of Holdings and its Restricted Subsidiaries on a consolidated basis and (2) 65% of the book value of the inventories of Holdings and its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding under this clause (i) together with the aggregate principal amount of Indebtedness outstanding under clause (iii) below shall not exceed $160.0 million at any one time outstanding (less the amount of any permanent reductions as set forth in Section 4.14); (ii) Indebtedness of Holdings and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to: (A) their properties, assets and rights as of the date of original issuance of the Notes not to exceed $10.o million in aggregate principal amount at any one time outstanding, or (B) their properties, assets and rights acquired after the date of original issuance of the Notes, provided that the aggregate principal amount of such Indebtedness under this clause (ii)(B) does not exceed 100% of the cost of such properties, assets and rights; (iii) additional Indebtedness of Holdings and its Restricted Subsidiaries in an aggregate principal amount up to $35.0 million (all or any portion of which may be issued as additional Indebtedness under the Credit Facilities) provided that the aggregate principal amount of Indebtedness outstanding under this clause (iii) together with the aggregate principal amount of Indebtedness outstanding under clause (i) above shall not exceed $160.0 million at any one time outstanding (less the amount of any permanent reductions as set forth in Section 4.14); and (iv) Other Permitted Indebtedness.

Section 4.08.  Limitation on Transactions With Affiliates.

     (a) Except as otherwise set forth herein, neither Holdings nor any of its Restricted Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan are referred to as an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

     (b) Holdings shall not, and shall not permit any Restricted Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by Holdings and its Restricted Subsidiaries in excess of $10.0 million (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors of Holdings in good faith) unless Holdings delivers to the Trustee: (i) a resolution of the Board of Directors of Holdings stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Indenture, and (ii) (A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser, experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) and (B) above, a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (c) Notwithstanding Sections 4.08(a) and (b), Section 4.08 will not apply to: (i) transactions between Holdings and any Restricted Subsidiary or between Restricted Subsidiaries; (ii) payments under the TJC Agreement; (iii) any other payments or transactions permitted pursuant to Section 4.05; (iv) (A) payments and transactions under Incentive Arrangements and (B) reasonable compensation paid to officers, employees or consultants of Holdings or any Restricted Subsidiary as determined in good faith by Holdings' Board of Directors or executives; or (v) or the sale, transfer and/or termination of the officers' life insurance policies in effect on the date of issuance of the Notes.

     (d) Notwithstanding Sections 4.08(a) and (b), any Affiliate Transaction between the Company and Affiliated Embroiderers relating to the provision of embroidery services in the ordinary course of business shall not be subject to the provisions of clause (ii) of Section 4.08(b).

Section 4.09.  Limitation on Liens.

     Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than Permitted Liens, upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.10.  Compliance With Laws, Taxes.

     Holdings shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of Holdings and its Restricted Subsidiaries taken as a whole.

     Holdings shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except those contested in good faith by appropriate proceedings.

Section 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by Holdings or any Restricted Subsidiary, or pay any Indebtedness owed to, Holdings or any Restricted Subsidiary, (ii) make loans or advances to Holdings, or (iii) transfer any of its properties or assets to Holdings, except for such encumbrances or restrictions existing under or by reason of: (A) applicable law, (B) Indebtedness permitted (1) under Section 4.07(a) and (2) under clauses (i), (ii) and (iii) of Section 4.07(b) and clauses (iv), (vii) and
(x) of the definition of "Other Permitted Indebtedness," (C) customary provisions restricting subletting or assignment of any lease or license of Holdings or any Restricted Subsidiary, (D) customary provisions of any franchise, distribution or similar agreement, (E) any instrument governing Indebtedness or preferred stock or any other encumbrance or restriction of a Person acquired by Holdings or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (F) Indebtedness or other agreements existing on the date of original issuance of the Notes, (G) any Refinancing Indebtedness permitted under Section 4.07, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced, (H) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary, (I) the terms of purchase money or capital lease obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired, or (J) any instrument governing the sale of assets of Holdings or any Restricted Subsidiary, which encumbrance or restriction applies solely to the assets of Holdings or such Restricted subsidiary being sold in such transaction.

     (b) Nothing contained in Section 4.11 shall prevent Holdings from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of Holdings or any of its Restricted Subsidiaries that are subject to Permitted Liens.

Section 4.12.  Maintenance of Office or Agencies.

     Holdings shall maintain in the Borough of Manhattan, the City of New York an office or an agency (which may be an office of any Agent or any Affiliate thereof) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Holdings in respect of the Notes and this Indenture may be served. Holdings shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time Holdings shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     Holdings may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Holdings hereby designates the Corporate Trust Office of State Street Bank and Trust Company, N.A., 61 Broadway, Concourse Level, Corporate Trust Window, New York, New York 10006 as one such office or agency of Holdings in accordance with Section 2.03.

Section 4.13.  Change of Control.

     (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Notes shall have the right to require Holdings to purchase all or any part (equal to $500 or an integral multiple thereof) of such Holder's Notes pursuant to an Offer at a purchase price in cash equal to 100% of the Accreted Value (determined at the date of redemption) thereof (if such Offer is prior to September 15, 2004) or the aggregate principal amount thereof (if such Offer is on or after September 15, 2004), plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Although the failure of Holdings to purchase all Notes tendered in such an Offer shall be a Default, if Holdings is unable to purchase all Notes tendered in such an Offer, Holdings shall nevertheless purchase the maximum principal amount of Notes that it is able to purchase at that time.

     (b) In the event of a Change of Control, Holdings shall not offer to purchase or redeem any Subordinated Indebtedness required or entitled by its terms to be redeemed or purchased until the Change of Control Offer for the Notes has been consummated and all Notes tendered pursuant to such Offer have been accepted for payment.

Section 4.14.  Limitation on Asset Sales.

     (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $4.0 million unless at least 75% of the Net Proceeds from such Asset Sale are applied (in any manner otherwise permitted by this Indenture) to one or more of the following purposes in such combination as Holdings shall elect: (a) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of Holdings and its Restricted Subsidiaries at the time of the Asset Sale or the making of a capital expenditure otherwise permitted by this Indenture; provided that such investment occurs within 365 days of the date of such Asset Sale (the "Asset Sale Disposition Date"), (b) to reimburse Holdings or its Restricted Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking, (c) to cash collateralize letters of credit; provided any such cash collateral released to Holdings or its Restricted Subsidiaries upon the expiration of such letters of credit shall again be deemed to be Net Proceeds received on the date of such release,

(d) the permanent purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness of Holdings or Indebtedness of Holdings' Restricted Subsidiaries (with a corresponding reduction in any commitment relating thereto) on or prior to the 365th day following the Asset Sale Disposition Date or (e) an Offer expiring on or prior to the Purchase Date.

     (b) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless at least 75% of the consideration thereof received by Holdings or such Restricted Subsidiary is in the form of cash or Marketable Securities; provided that, solely for purposes of calculating such 75% of the consideration, the amount of (x) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 90 days after receipt, converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash and cash equivalents for purposes of this provision. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $15.0 million (such date being an "Asset Sale Trigger Date"), Holdings shall make an Offer to all Holders of Notes to purchase the maximum principal amount of the Notes then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of Accreted Value (determined at the date of redemption) thereof to the Purchase Date (if such Purchase Date is prior to September 15, 2004) or 100% of the aggregate principal amount thereof (if such Purchase Date is on or after September 15, 2004) plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date in accordance with the procedures set forth in this Indenture.

     (d) To the extent that any Excess Proceeds remain after completion of an Offer, Holdings may use such remaining amount for general corporate purposes.

     (e) If the Accreted Value or the aggregate principal amount, as the case may be, of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, by lot or by a method that complies with the requirements of any stock exchange on which the Notes are listed and that the Trustee considers fair and appropriate.

     (f) Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (g) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied as described in Section 4.14, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. Holdings shall promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is not prohibited under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such Asset Sale have occurred on the date of repatriation.

Section 4.15.  Designation of Restricted and Non-Restricted Subsidiaries.

     (a) From and after the date of original issuance of the Notes, Holdings may designate any existing or newly formed or acquired Subsidiary as a Non-Restricted Subsidiary; provided that (i) either (A) the Subsidiary to be so designated has total assets of $1.0 million or less or (B) immediately before and after giving effect to such designation on a Pro Forma Basis: (1) Holdings could incur $1.00 of additional Indebtedness pursuant to Section 4.07(a) determined on a Pro Forma Basis; and (2) no Default or Event of Default shall have occurred and be continuing, and (ii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 4.08. Any Investment made by Holdings or any Restricted Subsidiary that is redesignated from a Restricted Subsidiary to a Non-Restricted Subsidiary shall be considered a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated a Non-Restricted Subsidiary in the amount of the greater of (i) the fair market value (as determined by the Board of Directors of Holdings in good faith) of the Equity Interests of such Subsidiary held by Holdings and its Restricted Subsidiaries on such date, and (ii) the amount of the Investments determined in accordance with GAAP made by Holdings and any of its Restricted Subsidiaries in such Subsidiary.

     (b) A Non-Restricted Subsidiary may be redesignated as a Restricted Subsidiary. Holdings shall not, and shall not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of a Non-Restricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving effect to such action, transaction or series of transactions on a Pro Forma Basis, (i) Holdings could incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a) and (ii) no Default or Event of Default shall have occurred and be continuing.

     (c) The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation is required to be made by a resolution adopted by a majority of the Board of Directors of Holdings stating that the Board of Directors has made such designation in accordance with this Indenture, and Holdings is required to deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with this Indenture. Such designation will be effective as of the date specified in the applicable resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger or Consolidation.

     (a) Holdings shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (any such consolidation, merger or sale being a "Disposition") unless (i) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of Holdings, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Indenture and the Notes; (iii) immediately after such Disposition, no Default or Event of Default shall exist; and (iv) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall (A) have Consolidated Net Worth (immediately after the

Disposition but prior to giving any pro forma effect to purchase accounting adjustments or Restructuring Charges resulting from the Disposition) equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the Disposition, (B) be permitted immediately after the Disposition by the terms of this Indenture to issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis, and (C) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of Holdings for such four quarter period.

     (b) Prior to the consummation of any proposed Disposition, Holdings shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Disposition and such supplemental indenture comply with this Indenture.


Section 5.02.  Successor Corporation Substituted.

     Upon any Disposition, the Successor Corporation resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such Successor has been named as Holdings herein; provided, however, that neither Holdings nor any Successor Corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     (a)  An Event of Default is:

          (i) a default for 30 days in payment of interest on, or Liquidated Damages, if any, with respect to, the Notes;

          (ii) a default in payment when due of principal or premium, if any, with respect to, the Notes;

          (iii) the failure of Holdings to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Notes outstanding and the Default continues for the period, if applicable, and after the notice specified in Section 6.01(b);

          (iv) a default by Holdings or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any Restricted Subsidiary (or the payment of which is guaranteed by Holdings or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (A) either (1) such default results from the failure to pay principal of or interest on any such Indebtedness at or after the final maturity thereof (after giving effect to any extensions thereof) or (2) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or because of the acceleration of the maturity thereof, aggregates in excess of $12.5 million;

          (v) a failure by Holdings or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $7.5 million, which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry; and

          (vi) in existence when Holdings or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (A)  commences a voluntary case,

                 (B) consents to the entry of an order for relief against it in an involuntary case,

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                 (D) makes a general assignment for the benefit of its creditors; and

          (vii) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against Holdings or any Significant
                     Subsidiary in an involuntary case,

                 (B) appoints a Custodian of Holdings or any Significant
                     Subsidiary or for all or substantially all of the property of Holdings or any Significant Subsidiary, or

                 (C) orders the liquidation of Holdings or any Significant
                     Subsidiary,

                 and any such order or decree remains unstayed and in effect for 60 days.



     (b) A Default or Event of Default under Section 6.01(a)(iii) (other than an Event of Default arising under Section 5.01, which shall be an Event of Default with the notice but without the passage of time specified in this
Section 6.01(b)) is not an Event of Default under this Indenture until the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes then outstanding notify Holdings of the Default, and Holdings does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."

     (c) In the case of any Event of Default pursuant to Sections 6.01(a)(i) and (ii) occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Holdings with the intention of avoiding payment of the premium that Holdings would have to pay if Holdings then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

     (d) The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by Holdings or any other Person.

     (e) The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or an Event of Default pursuant to Sections 6.01(a)(i) and (ii)) if the Trustee determines that withholding notice is in their interest.

Section 6.02.  Acceleration.

     (a) Upon the occurrence of an Event of Default (other than an Event of Default under clause Sections 6.01(a)(vi) and (vii)), the Trustee or the holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all Notes to be due and payable immediately by notice in writing to Holdings and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and, upon receipt by Holdings of such Acceleration Notice, the principal of (or, if prior to September 15, 2004, the Accreted Value of), premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes shall be due and payable immediately, but only if such Event of Default is then continuing; provided, however, that if an Event of Default arises under Section 6.01(a)(vi) or (vii), the principal of (or, if prior to September 15, 2004, the Accreted Value of), premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes.

     (b) The holders of a majority in principal amount at maturity of the Notes then outstanding, by notice to the Trustee, may rescind any declaration of acceleration of such Notes and its consequences (if the rescission would not conflict with any judgment or decree) if all existing Events of Default (other than the nonpayment of principal of (or, if prior to September 15, 2004, the Accreted Value of) or interest on such Notes that shall have become due by such declaration) shall have been cured or waived.

     (c) If there has been a declaration of acceleration of the Notes because an Event of Default under Section 6.01(a)(iv) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(a)(iv) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal (or, if prior to September 15, 2004, the Accreted Value), premium, interest or Liquidated Damages that shall have become due solely because of the acceleration, have been cured or waived, and (iii) Holdings has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above.

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or any accrued and unpaid interest on, or Liquidated Damages, if any, with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of Notes waive any existing Default or Event of Default under this Indenture and its consequences, except a continuing Default in the payment of the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to such Notes, which may only be waived with the consent of each Holder of Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Subject to Section 7.01(e), the Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if (i) the Holder gives to the Trustee notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Holders of the Notes may not enforce this Indenture, except as provided herein.

Section 6.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Holdings for (i) the principal, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to Holdings (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Insolvency or Liquidation Proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee for Trustee Expenses due under Section 6.08 or for other amounts due under Section 7.07;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

     Third: to Holdings or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and
(ii) use the same degree of care and skill in exercising such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

          (i)    this paragraph does not limit the effect of Section
                 7.01(b);

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

     (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b),(c) and (e) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with Holdings. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be obligated to investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may reasonably require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take, except to the extent that such action or omission to act constitutes negligence or wilful misconduct on the part of the Trustee.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Holdings shall be sufficient if signed by an Officer.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Holdings or an Affiliate with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections
7.10 and 7.11.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Holdings' use of the proceeds from the Notes or for any money paid to Holdings or upon Holdings' direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document furnished or issued in connection with the sale of the Notes or pursuant to this Indenture, other than its certificate of authentication.

Section 7.05.  Notice to Holders of Defaults and Events of Default.

     If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the Holders' interests.

Section 7.06.  Reports by Trustee to Holders.

     Within 60 days after each February 15 beginning with February 15, 1998, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each national securities exchange on which the Notes are listed. Holdings shall notify the Trustee when the Notes are listed on any national securities exchange.

Section 7.07.  Compensation and Indemnity.

     Holdings shall pay to the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee upon request for all reasonable disbursements, advances, fees and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     Holdings shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holdings shall not relieve Holdings of its Obligations hereunder. Holdings shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel. Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     Holdings' Obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     Holdings need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through the Trustee's negligence or bad faith.

     To secure Holdings' payment of its Obligations in this Section and the payment of Trustee Expenses payable pursuant to Section 6.08 the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (viii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign and be discharged from the trust hereby created by so notifying Holdings. The Holders of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Holdings. Holdings may remove the Trustee if:

     (i)    the Trustee fails to comply with Section 7.10;

     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (iii) a Custodian or public officer takes charge of the Trustee or its property; or

     (iv)   the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holdings shall promptly appoint a successor Trustee, provided that the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Holdings.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Holdings' obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to being replaced.

Section 7.09.  Successor Trustee by Merger, Etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

     The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to section 310(b) of the TIA.

Section 7.11.  Preferential Collection of Claims Against Holdings.

     The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                   ARTICLE 8
                            DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Notes; Defeasance.

     (a) When (i) Holdings delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation, or (ii) all outstanding Notes have become due and payable and Holdings irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Notes, including interest, premium and Liquidated Damages thereon (other than Notes replaced pursuant to Section 2.07), and if in either case Holdings pays all other sums payable under this Indenture by Holdings, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect.

     (b) Subject to Sections 8.01(c), 8.02, and 8.06, Holdings at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, and 4.16 and the
operation of Sections 5.01(a)(iii), 5.01(a)(iv), or 6.01(a)(iii) through (a)(v) ("covenant defeasance option"). Holdings may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If Holdings exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Holdings exercises its covenant defeasance option, payment of the Notes shall not be accelerated because of an Event of Default specified in Sections 6.01(a)(iii) through (a)(v) or because of Holdings' failure to comply with Section 5.01(a)(iii) and 5.01(a)(iv).

     Upon satisfaction of the conditions set forth herein and upon Holdings' request (and at Holdings' expense), the Trustee shall acknowledge in writing the discharge of those obligations that Holdings has terminated.

     (c) Notwithstanding clauses (a) and (b) above, Holdings' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08, 8.04, 8.05 and
8.06, and the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive until the Notes have been paid in full. Thereafter, Holdings' obligations in Sections 7.07 and 8.05 and Holdings', the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive.

Section 8.02.  Conditions to Defeasance.

     Holdings may exercise its legal defeasance option or its covenant defeasance option only if:

     (1) Holdings irrevocably deposits in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations sufficient for the payment in full of the principal of (or, if prior to September 15, 2004, the Accreted Value of), premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes then outstanding, as of the maturity date, the redemption date or the Purchase Date, as the case may be;

     (2) Holdings delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or an investment bank expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay when due principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all the Notes to maturity or redemption, as the case may be;

     (3) since Holdings' irrevocable deposit provided for in Section 8.02(1), 91 days have passed;

     (4) no Default has occurred and is continuing on the date of such deposit and after giving effect to it;

     (5) the deposit does not constitute a default under any other agreement binding on Holdings;

     (6) Holdings delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

     (7) in the case of the legal defeasance option, Holdings shall have delivered to the Trustee an Opinion of Counsel stating that (i) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (8) in the case of the covenant defeasance option, Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law); and

     (9) Holdings delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes contemplated by this Article 8 have been satisfied.

     Before or after a deposit, Holdings may make arrangements satisfactory to the Trustee for the redemption or purchase of Notes at a future date in accordance with Article 3.

Section 8.03.  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

Section 8.04.  Repayment to Holdings.

     After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to Holdings any excess money or securities they hold.

     The Trustee and the Paying Agent shall pay to Holdings upon written request by Holdings any money they hold for the payment of principal, premium, interest or Liquidated Damages that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that Holdings shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York (including, without limitation, The Wall Street Journal). After payment to Holdings, Holders entitled to the money must look to Holdings for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.05.  Indemnity for Government Obligations.

     Holdings shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Holdings' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if Holdings has made any payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to any Notes because of the reinstatement of its Obligations, Holdings shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations the Trustee or Paying Agent holds.

                                   ARTICLE 9
                                  AMENDMENTS

Section 9.01.  Amendments and Supplements Permitted Without Consent of Holders.

     Notwithstanding Section 9.02, Holdings and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption by a Successor Corporation of Holdings' Obligations to the Holders in the event of a Disposition pursuant to Article 5; (d) to comply with SEC's requirements to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that does not adversely affect any Holder's legal rights under this Indenture.

     Upon Holdings' request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the documents described in Section 9.06, the Trustee shall join with Holdings in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  Amendments and Supplements Requiring Consent of Holders.

     Subject to Section 6.07, Holdings and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may also waive any existing Default or Event of Default (other than a payment Default) and its consequences or compliance in a particular instance by Holdings with any provision of this Indenture or the Notes.

     Upon Holdings' request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06, the Trustee shall join with Holdings in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, Holdings shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest, including interest as set forth in Section 4.01, or Liquidated Damages on any Note or alter the redemption or purchase provisions with respect thereto or the price at which Holdings is required to offer to purchase any Note; (3) reduce the principal of or change the fixed maturity of any Note; (4) make any Note payable in money other than that stated in the Note; (5) make any change in Section 6.04 or 6.07 or in this sentence of this Section 9.02; or (6) waive a default in the payment of the principal of, or premium, if any, or any accrued and unpaid interest on, or Liquidated Damages, if any, with respect to, or redemption or purchase payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).

Section 9.03.  Compliance with TIA.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

     Holdings may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of Section
9.02. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.05.  Notation on or Exchange of Notes.

     The Trustee may (at Holdings' expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Holdings in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee Protected.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon Holdings in accordance with its terms. Holdings may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                  ARTICLE 10
                                 MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of section 318(c) of the TIA, the imposed duties shall control.

Section 10.02. Notices.

     Any notice or communication by Holdings or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

     If to Holdings:

          GFSI Holdings, Inc.
          9700 Commerce Parkway
          Lenexa, Kansas  66219
          Attention: director of finance
          Telecopier: (913) 752-3336

     with copies to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603-3441
          Attention:  Phil Niehoff, Esq.
          Telecopier No.: (312) 701-7711

          The Jordan Company
          9 West 57th Street, 40th Floor
          New York, New York  10019
          Attention: A. Richard Caputo, Jr.
          Telecopier No.: (212) 755-5263

          If to the Trustee:

          State Street Bank and Trust Company
          225 Asylum Street
          Hartford, Connecticut 06105
          Attention: Corporate Trust Administration
          Telecopier No.: (860) 244-1889

     Holdings or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, deliveries to the Trustee shall be effective only upon receipt.

     Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If Holdings mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03. Communication by Holders with Other Holders.

     Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. Holdings, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

Section 10.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

     (a) an Officers' Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

Section 10.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

Section 10.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. Legal Holidays.

     If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08. No Recourse Against Others.

     No officer, employee, director, stockholder or Subsidiary of Holdings shall have any liability for any Obligations of Holdings under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of Holdings' Obligations under the Notes. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the SEC is of the view that such a waiver is against public policy.

Section 10.09. Counterparts.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10. Variable Provisions.

     Holdings initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The first compliance certificate to be delivered by Holdings to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on June 30, 1998.

Section 10.11. Governing Law.

     The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

Section 10.12. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of Holdings or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

Section 10.13. Successors.

     All agreements of Holdings in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14. Severability.

     If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.15. Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


                         [NEXT PAGE IS SIGNATURE PAGE]

Dated as of September 17, 1997           GFSI HOLDINGS, INC.


                                         By: /s/ Richard Caputo
                                             -----------------------------------
                                             Name:  A. Richard Caputo, Jr.
                                             Title: Vice President



Dated as of September 17, 1997           STATE STREET BANK
                                         AND TRUST COMPANY,
                                              as Trustee


                                         By: /s/ Jacqueline Connor
                                             -----------------------------------
                                             Name: Jacqueline Connor
                                             Title: Assistant Vice President

                                                                       EXHIBIT A

                                (Face of Note)

                11 3/8% Series [A/B] Senior Discount Note due 2009


     No.                                                            $__________

     CUSIP No.

                              GFSI HOLDINGS, INC.


     promises to pay to

     or registered assigns,

     the principal sum of

     Dollars on _________, 2009.

     Interest Payment Dates:

     Record Dates:

                                          Dated:

                                          GFSI HOLDINGS, INC.

                                          By:______________________________
                                             Name:
                                             Title:

Trustee's Certificate of Authentication
Dated:


This is one of the
Notes referred to in the
within-mentioned Indenture:


STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:
   ---------------------------------
        (Authorized Signatory)

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Subordinated Discount Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company shall act as the Depository until a successor shall be appointed by Holdings and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HOLDINGS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF HOLDINGS SO REQUESTS), (2) TO HOLDINGS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Additional provisions of this Senior Discount Note are set forth on the other side of this Senior Discount Note.

------------------------
1. This paragraph should be included only if the Senior Discount Note is issued in global form.

                                 (Back of Note)


                11 3/8% SERIES [A/B] SENIOR DISCOUNT NOTES DUE 2009

     1. Interest. No interest will accrue on the Notes until September 15, 2004, but the Accreted Value (as defined in the Indenture) will accrete (representing the amortization of original issue discount) between the date of original issuance and such date, on a semi-annual basis using a 360-day year of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount of the Notes on September 15, 2004. GFSI Holdings, Inc. ("Holdings") promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 11 3/8% per annum from September 15, 2004 until maturity. Interest if any, will be payable semiannually in cash in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from September 15, 2004; provided that the first Interest Payment Date shall be March 15, 2005. Holdings shall pay interest on overdue principal and premium, if any, from time to time on demand at the interest rate then in effect and shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. Holdings will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered holders of Notes at the close of business on the record date for the next Interest Payment Date even if such Notes are canceled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. Holdings will pay principal, premium, if any, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Holdings will pay principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds by 11 a.m. New York City time to the accounts specified by the Holders or, if no such account is specified, by mailing a check to each such Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, interest and Liquidated Damages, if any, on all Global Notes.

     3. Paying Agent and Registrar. State Street Bank and Trust Company (the "Trustee") will initially act as the Paying Agent and Registrar. Holdings may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

     4. Indenture. Holdings issued the Notes under an Indenture, dated as of September 17, 1997 (the "Indenture"), among Holdings and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured senior obligations of Holdings.

     5. Optional Redemption. (a) Except as described in paragraph 5(b) below, the Notes may not be redeemed at the option of Holdings prior to March 15, 1998. During the twelve-month period beginning September 15 of the years indicated below, the Notes will be redeemable at the option of Holdings, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices (expressed as percentages of the Accreted Value for all redemption dates prior to September 15, 2004 and of the principal amount for all redemption dates including September 15, 2004 and thereafter) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption:

     Year                                                Percentage
     ----                                                ----------

     2002................................................. 105.688%
     2003................................................. 103.792%
     2004................................................. 101.986%
     2005 and thereafter.................................. 100.000%

     (b) Notwithstanding the foregoing, on or after March 15, 1998 and prior to September 15, 2002, Holdings may (but shall not have the obligation to) redeem, in whole or in part, the outstanding Notes at a redemption price in cash equal to 105.688% of the Accreted Value (determined at the date of redemption) thereof, with the net proceeds of one or more Equity Offerings of Holdings or Holdings; provided, that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. In addition, upon the occurrence of a Change of Control on or after March 15, 1998 and prior to September 15, 2002, Holdings, at its option, may redeem, in whole or in part, the outstanding Notes at a redemption price in cash equal to 105.688% of the Accreted Value (determined at the date of redemption) thereof. Holdings shall give not less than 30 and not more than 60 days' notice of such redemption within 30 days following a Change of Control.

     6. Mandatory Redemption. Subject to Holdings' obligation to make an offer to purchase Notes under certain circumstances pursuant to Sections 4.14 and 4.15 of the Indenture (as described in paragraph 7 below), Holdings is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes.

     7. Mandatory Offers to Purchase Notes. (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Notes shall have the right to require Holdings to purchase all or any part (equal to $500 or an integral multiple thereof) of such Holder's Notes pursuant to an offer (a "Change of Control Offer") at a purchase price in cash equal to 100% of the Accreted Value (determined at the date of redemption) thereof (if such Offer is prior to September 15, 2004) to the date of purchase, or 100% of the aggregate principal amount thereof (if such Offer is on or after September 15, 2004), plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

     (b) If Holdings or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, Holdings will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price equal to 100% of the Accreted Value (determined at the date of redemption) thereof to the date of purchase (if such date of purchase is prior to September 15, 2004), or 100% of the principal amount of the Notes (if such date of purchase is on or after September 15, 2004), plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of the Indenture.

     (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

     (d) Holdings shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by Holdings to repurchase the Notes as a result of a Change of Control or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $500 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $500 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption by another corporation of Holdings' obligations to Holders in the event of a merger or consolidation of Holdings in which Holdings is not the surviving corporation or a sale of substantially all of Holdings' assets to such other corporation; comply with the SEC's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; provide for additional Guarantees with respect to the Notes; or, make any change that does not materially adversely affect any Holder's rights under the Indenture.

     12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on, or Liquidated Damages, if any, with respect to, the Notes; default in payment of principal of, or premium, if any, on the Notes; failure by Holdings for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Notes; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; certain final judgments that remain undischarged; and certain events of bankruptcy or insolvency involving Holdings or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes may declare all the Notes to be immediately due and payable in an amount equal to the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. Holdings must furnish an annual compliance certificate to the Trustee.

     13. Trustee Dealings with Holdings. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or any Affiliate, and may otherwise deal with Holdings or any Affiliate, as if it were not Trustee.

     14. No Recourse Against Others. No officer, employee, director, stockholder or Subsidiary of Holdings shall have any liability for any Obligations of Holdings under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of Holdings' Obligations under the Notes. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the SEC is of the view that such a waiver is against public policy.

     15. Successor Substituted. Upon the consolidation or merger by Holdings with or into another corporation, or upon the sale, lease, conveyance or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not Holdings) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of Holdings under the Indenture with the same effect as if such surviving or other corporation had been named as Holdings in the Indenture.

     16. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST ( =Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

     16. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of September 17, 1997 between Holdings, and Donaldson, Lufkin & Jenrette Securities Corporation (the "Registration Rights Agreement").

     Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Request may be made to:

                              GFSI Holdings, Inc.
                             9700 Commerce Parkway
                             Lenexa, Kansas  66219
                        Attention:  director of finance
                          Telecopier:  (913) 752-3336

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:




                     (Insert assignee's soc. sec. or tax I.D. no.)






             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                                          as agent to transfer this Note on the
books of Holdings.  The agent may substitute another to act for him.



Date:                   Your Signature:
                                       ----------------------------------------
                                      (Sign exactly as your name appears on the other side of this Note)


Signature must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15.


Signature Guarantee:
                    ----------------------------

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Note purchased by Holdings pursuant to Section
4.13 of the Indenture, check the box: [_]

     If you elect to have this Note purchased by Holdings pursuant to Section
4.14 of the Indenture, check the box: [_]

     If you elect to have only part of this Note purchased by Holdings pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $500 only):

$



Date:                          Your Signature:_________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee:
                    ----------------------------

                 SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES/2/


          The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                     Principal Amount of this       Signature of
                     Amount of decrease in    Amount of increase in         Global Note         authorized officer of
                    Principal Amount of this   Principal Amount of    following such decrease      Trustee or Note
 Date of Exchange         Global Note           this Global Note           (or increase)              Custodian
------------------  ------------------------  ---------------------  -------------------------  ---------------------

------------------------
2. This should be included only if the Note is issued in global form.

                                   EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF NOTES

                                                      _________________, _______

Re:  11-3/8% Series [A/B] Senior Discount Notes due 2009 of GFSI Holdings, Inc.

     This Certificate relates to $_____ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     [_] In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     [_] Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     [_] Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and in the case of clause (ii), based on an opinion of counsel if Holdings so requests and together with a certification in substantially the form of Exhibit C to the Indenture).

     [_] Such Note is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if Holdings so requests) or (ii) pursuant to an effective registration statement under the Securities Act.


------------------
*Check applicable box.

     [_] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if Holdings so requests).



                                   [INSERT NAME OF TRANSFEROR]


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:
                                   Address:




---------------
*Check applicable box.

                                                                       EXHIBIT C

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S


                                                       _________________, ______

______________________, as Registrar
Attention: Corporate Trust Department


Ladies and Gentlemen:

     In connection with our proposed sale of certain 11 3/8% Series [A/B] Senior Discount Notes due 2009 (the "Notes") of GFSI Holdings, Inc., a Delaware corporation (the "Company"), we represent that:

     (i)    the offer of the Notes was not made to a person in the United
States;

     (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

    (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and Holdings are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                  Very truly yours,

                                  ----------------------------------
                                  [Name of Transferor]



                                  By:
                                      ------------------------------
                                      Name:
                                      Title:
                                  Address:


                                      C-1